Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196900, 333-204931, 333-210216, 333-216602, 333-223561, 333-230291, 333-234579, 333-236917, and 333-228326) and Form S-3 (Nos. 333-219834 and 333-228328) of Larimar Therapeutics, Inc. of our report dated March 6, 2020 relating to the financial statements of Chondrial Therapeutics, Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 26, 2020